UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2019

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8765	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2019, Francis Capitanio, age 74, informed Biomerica, Inc. (the “Company”), in writing, of his intention to retire, effective as of April 5, 2019, from all positions held with the Company, including his position as President of the Company.

Mr. Capitanio’s retirement was not as a result of any disagreements with the Company, including on any matters related to its operations, policies or practices.  Mr. Capitanio will continue to consult with the Company on an as needed basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Date: March 21, 2019	By:	/s/ Zackary S. Irani
Zackary S. Irani Chief Executive Officer